Exhibit 99.1

March 16, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Glory Star New Media Group Holdings Limited

Statement pursuant to Securities and Exchange Commission Order Release No. 34-88318

Ladies and Gentlemen:

We are the independent registered public accounting firm for Glory Star New Media Group Holdings Limited (the “Company”), and its wholly-owned subsidiary, Glory Star New Media Group Limited (“Glory Star”). Pursuant to the Securities and Exchange Commission Order under Section 36 of the Securities Exchange Act of 1934, Release No. 34-88318, dated March 4, 2020, the following statement is furnished with regards to the Company’s and Glory Star’s audited financial statements for the fiscal year ended December 31, 2019.

The Company’s headquarters and operations are located in Beijing, China. Due to the ongoing outbreak of coronavirus disease 2019 (COVID-19) in China, the Chinese government has imposed widespread travel restrictions and quarantines to help control the spread of COVID-19, and almost all major airlines have canceled or limited flights to and from China. In addition, to safeguard our employees, our firm has implemented policies that limits our staff from travelling to China and within certain regions in China. As a result of these ongoing travel restrictions and quarantines, our firm’s access to the Company’s staff and necessary information in China have been limited.

For the foregoing reasons, COVID-19 has impacted our ability to timely complete our audit of the Company’s and Glory Star’s financial statements for the fiscal year ended December 31, 2019 on or before March 16, 2020, which is necessary for the Company’s filing obligation for its Form 10-K and Amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2020 and as amended on February 28, 2020.

Very truly yours,

By:	/s/ Friedman LLP
Friedman LLP